UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                 FORM 8-K

                             CURRENT REPORT
  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) February 2, 2005

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                    HOLLYWOOD ENTERTAINMENT CORPORATION
          (Exact name of registrant as specified in its charter)

      Oregon                      0-21824            93-0981138
  (State or other               (Commission         (IRS Employer
    jurisdiction                 File Number)     Identification No.)
  of incorporation)


             9275 SW Peyton Lane, Wilsonville, Oregon 97070
          (Address of principal executive offices and zip code)

                              (503) 570-1600
          Registrant's telephone number, including area code

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ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)	Mark J. Wattles resigned as Chief Executive Officer and as a director of Hollywood Entertainment Corporation (the "Company"), effective February 2, 2005.

(c)	F. Bruce Giesbrecht, 45, was appointed the Company's Chief
Executive Officer effective February 2, 2005. Mr. Giesbrecht has served as the Company's President and Chief Operating Officer since January 29, 2004 and became a director of the Company in March 2003. Mr. Giesbrecht was named Executive Vice President of Business Development in March 2000 and became General Manager of Corporate Operations in July 2003. Mr. Giesbrecht joined the Company in May 1993 as Vice President of Corporate Information Systems and Chief Information Officer, was named Senior Vice President of Product Management in January 1996 and became Senior Vice President of Strategic Planning in January 1998. Prior to joining the Company Mr. Giesbrecht was a founder of RamSoft, Inc., a software development company specializing in management systems for the video industry, and served as its President. Mr. Giesbrecht currently serves as a member of the Video Software Dealers Association (VSDA) Board of Directors.

The Company employs two relatives of Mr. Giesbrecht. Neither one of them is employed as an executive officer. Both of these persons were hired pursuant to the Company's standard hiring practices. The annual compensation of these employees ranges from approximately $87,000 to $120,000 and each is compensated at a rate within the standard range for employees in the applicable category.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                 HOLLYWOOD ENTERTAINMENT CORPORATION
                           (Registrant)

          February 7, 2005         /s/ Timothy R. Price
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          Date                     Timothy R. Price
                                   Chief Financial Officer